UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2014

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54365	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

605 Third Avenue, 34th Floor
New York, NY	10158
(Address of principal executive offices)	(Zip Code)

(646) 666-3188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) held on August 14, 2014, the Company’s stockholders approved the Company’s 2014 Stock Incentive Plan and the Company’s 2014 Global Share Option Plan (together, the “Plans”). The Plans were approved by the Company’s Board of Directors on July 9, 2014, subject to the approval of the Company’s stockholders, and became effective upon the stockholders’ approval on August 14, 2014.

As a result of the stockholders’ approval of the Plans, the Company may issue up to 9,000,000 shares (subject to adjustment for certain changes in the Company’s capitalization) of Company Common Stock, $0.00005 par value (“Common Stock”), which pool shall be shared between the Plans, and, accordingly, shares issued pursuant to awards issued under either Plan shall reduce the number of shares available for issuance under the other Plan.

A more complete description of the terms of the Plans can be found in “Proposal No. 3 - Approval of The Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan” and “Proposal No. 4 - Approval of The Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan” in the Company’s definitive proxy statement dated July 22, 2014, and filed with the Securities and Exchange Commission on July 22, 2014, which descriptions are incorporated herein by reference. The foregoing descriptions and the descriptions incorporated herein by reference from the Company’s definitive proxy statement are qualified in their entirety by reference to the Plans, a copy of which are filed as Exhibit 10.1 and Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held at the offices of BRL Law Group LLC, 425 Boylston Street, 3rd Floor, Boston, MA 02116 on August 14, 2014. At the Annual Meeting, the following matters were voted upon by the stockholders of the Company:

1.	The election of seven directors (listed below) until the next annual meeting of stockholders.
2.	The authorization of the Board of Directors of the Company, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of between 1-for-10 and 1-for-20, inclusive, without further approval or authorization of the Company’s stockholders.
3.	The approval of the Company’s 2014 Stock Incentive Plan.
4.	The approval of the Company’s 2014 Global Share Option Plan.
5.	The ratification of the appointment of Brightman Almagor & Zohar Co., a member of Deloitte Touche Tohmatsu, as the Company’s independent registered public accounting firm for the current fiscal year.

The number of shares of Common Stock issued, outstanding and eligible to vote at the Annual Meeting as of the record date of July 21, 2014 was 227,157,289. Each of the matters voted upon at the Annual Meeting was approved by the requisite number of votes. The final results of the voting on each of the matters presented to stockholders at the Annual Meeting are as follows:

	VOTES FOR	VOTES WITHHELD	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
1. Election of seven directors:
Dr. Irit Arbel	65,459,174	24,344,396	N/A	N/A	62,553,234
Mordechai Friedman	65,436,174	24,367,396	N/A	N/A	62,553,234
Alon Pinkas	65,335,574	24,467,996	N/A	N/A	62,553,234
Chen Schor	65,967,574	23,835,996	N/A	N/A	62,553,234
Dr. Robert Shorr	65,423,472	24,380,098	N/A	N/A	62,553,234
Malcolm Taub	65,416,072	24,387,498	N/A	N/A	62,553,234
Uri Yablonka	65,968,574	23,834,996	N/A	N/A	62,553,234

2. Approve reverse stock split	142,365,049	N/A	9,756,450	235,305	N/A

3. Approve the Company’s 2014 Stock Incentive Plan	65,923,888	N/A	1,300,603	22,579,079	62,553,234

4. Approve the Company’s 2014 Global Share Option Plan	65,235,284	N/A	1,583,579	22,984,707	62,553,234

5. Ratification of Brightman Almagor Zohar & Co.	127,437,820	N/A	2,192,002	22,726,982	N/A

Item 9.01  Financial Statements and Exhibits

The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 2014	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Dr. Anthony Fiorino
Dr. Anthony Fiorino
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan.

10.2*	Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan.

* Filed herewith.